EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Dollar Tree Stores, Inc.:


We consent to incorporation by reference in the registration statements on Form S-8 (Nos., 33-92812, 33-92814, 33-92816, 333-61139 and 333-38735) of Dollar Tree
Stores, Inc. of our report dated January 24, 2000 relating to the consolidated balance sheets of Dollar Tree Stores, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated income statements and statements of shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 which report appears herein.



/s/ KPMG LLP

Norfolk, Virginia
March 15, 1999